CHANGE IN CONTROL AGREEMENT

THIS CHANGE OF CONTROL AGREEMENT ("Agreement") is by and between CITY HOLDING COMPANY ("Employer"), and MICHAEL T. QUINLAN JR. ("Employee"), recites and provides.

Recitals:

A.Employee is employed by Employer as Senior Vice President.

B.Employee is willing to make his/her services available to Employer on the terms and subject to the conditions set forth herein.

C.Employee further agrees and understands that Section 3 of this Agreement contains a Non-Competition/Non-Solicitation provision for which valuable consideration is being given by the Employer including, but not limited to, (1) a $15,000 monetary bonus; (2) change in control rights as set forth herein; and (3) 3,500 stock options as set forth in a separate stock option grant, as well as other valuable consideration hereby acknowledged by the Employee.

Agreement:
In consideration of the mutual covenants contained herein, the parties agree as follows:
1. Change in Control. In the event of a Change of Control (as defined herein) of Employer, Employee may voluntarily terminate employment with Employer until the expiration of the 18 month period after the Change of Control for "Good Reason" and be entitled to receive (i) any compensation already due and earned but not yet paid through the date of termination and (ii) in lieu of any further salary payments from the date of termination, an amount equal to Termination Compensation times 1.00. Such amounts will be payable at the times such amounts would have been paid in accordance with the payroll practices of Employer applicable to its officers and will be paid out in regular payroll installments over the course of 18 months. In addition, in the event of a Change of Control coupled with "Good Reason", Employee shall be entitled to receive health insurance coverage from Employer on the same terms as were in effect immediately prior to Employee's termination for a period of 18 months subject to any later changes in coverage applicable to all employees.

"Good Reason" shall mean the occurrence at any time within 18 months after a Change of Control of any of the following events without Employee's express written consent:

a.the assignment to Employee of duties substantially inconsistent with the position held by Employee immediately prior to the Change of Control;

b.a reduction by Employer in Employee's base salary as then in effect.

c.an involuntary relocation of Employee more than 40 miles from the location where Employee worked immediately prior to the Change of Control;

d.any purported termination of the employment of Employee by Employer within 18 months after a Change of Control without "Just Cause." "Just Cause" shall mean termination, for Employee's personal dishonesty, gross incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, unethical business practices in connection with Employer's business, or misappropriation of Employer's assets or similarly serious violation of policy of City National Bank or City Holding Company. If the termination is for "Just Cause", then no termination compensation shall be paid. It is expressly understood and agreed that this provision shall not in any way effect or change the at-will status of the Employee and this provision shall only be used in determining whether the Employee qualifies for termination compensation after a Change in Control as defined herein.

A "Change of Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its affiliates, excluding CHCO and employee benefit plans of Employer, is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities of Employer representing 25% or more of the combined voting power of Employer's then outstanding securities; or (ii) during the term of this Agreement as a result of a tender offer or exchange offer for the purchase of securities of Employer (other than such an offer by Employer for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two-year period during the term of this Agreement constitute Employer's Board of Directors, plus new directors whose election or nomination for election by Employer's shareholders is approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of such Board of Directors; or (iii) the shareholders of Employer approve a merger or consolidation of Employer with any other corporation or entity resulting in the other entity being the survivor; or (iv) the shareholders of Employer approve a plan of complete liquidation or winding-up of Employer or an agreement for the sale or disposition by Employer of all or substantially all of Employer's assets; or (v) any event which Employer's Board of Directors affirmatively determines should constitute a Change of Control. Notwithstanding anything in this Agreement to the contrary, if (i) Employee's employment is terminated prior to a Change of Control, and (ii) Employee reasonably demonstrates that such termination (for Good Reason event) was at the request or suggestion of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change of Control, and (iii) such termination of Employee for good reason event occurred within three (3) months prior to an official 8(K) public announcement of the proposed Change of Control, then for purposes of this Agreement, the

Employee shall be entitled to the Change of Control benefits as set forth herein, effective on the date the Change of Control actually occurs.

"Termination Compensation" shall mean

a) the highest amount of annual cash compensation including cash bonuses; but not including stock bonuses, stock options or stock acquired pursuant to stock options; and not including the value of any other non-cash benefits (i.e. health, dental, life, disability insurance) received during any one of the three calendar years preceding the year of termination of employment regardless of the length of employment of Employee. Termination Compensation does not include stock bonuses, stock options or stock acquired pursuant to stock options; and not including the value of any other non-cash benefits (i.e. health, dental, life, disability insurance).

2. No Obligation to Seek Other Employment. While receiving payments pursuant to this Agreement, Employee shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee hereunder, and such amounts shall not be reduced or terminated whether or not Employee obtains other employment.

3. Non-Competition/Non-Solicitation — If the employment of Employee terminates for any reason whatsoever (resignation, change in control, retirement, fired, etc.), and whether or not related to a Change of Control, then Employee agrees that he/she will not directly or indirectly, either as principal, agent, employee, employer, co-partner, or in any other individual or representative capacity whatsoever engage in the banking and/or the financial services business which includes, but is not limited to, commercial banking, consumer banking, retail banking, bank management, mortgage brokerage, bank marketing, bank product marketing, and the insurance and trust business, or the savings and loan business or mortgage business, or any other businesses in which the Company or its affiliates are involved. This no compete shall apply to the following geographical area: in any county of any state in which the Company or City National Bank maintains offices immediately prior to the "Change of Control", as well as the counties of Kanawha, Putnam, Jackson, Cabell, Wayne, Mason, Lincoln, Doddridge, Marion, Raleigh, Summers, Fayette, Greenbrier, Nicholas, Braxton, Lewis, Monroe, Pocahontas, Mercer, Wood, Harrison, Jefferson, Berkeley, Morgan, Hampshire in West Virginia or the counties of Boyd, Carter, Greenup or Johnson in Kentucky, or the counties of Lawrence or Scioto in Ohio. This non-competition provision shall be in effect for eighteen (18) months beginning immediately after the separation of employment. However, if litigation and/or arbitration is commenced by the Employer or Employee directly or indirectly pertaining to this non-competition provision or the non-solicitation provision herein below, then the non-competition and non-solicitation provision(s) herein shall begin upon separation of employment, continue through arbitration and/or litigation and terminate 18 months after entry of a final non-appendable ruling by a court and/or arbitration tribunal of competent jurisdiction.

The non-competition language herein will not apply if employee is terminated for other than "Just Cause". "Just Cause" shall include termination for Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty, failure to perform ordinary duties, substandard job performance, willful violation of any law, violation of the Company's Code of Ethics, breach of any terms and conditions of the employee handbook, violation of any rule or regulation (other than traffic violations) or a final cease-and-desist order, engaging in a felony or misdemeanor involving moral turpitude, unethical business practices in connection with Employer's business or misappropriation of Employer's assets. In the event of a change in control the non-competition provision shall continue and then be binding on the Employee upon separation of employment if the Employer (1) tenders the termination compensation to the Employee or (2) terminates the Employee for Just Cause or (3) the Employee resigns or voluntarily severs the employment relationship. This provision applies exclusively to the non-competition language and in no way alters the at will employment status of the Employee.

If the employment of Employee terminates for any reason whatsoever (resignation, change in control, retirement, fired, etc.), and whether or not related to a Change of Control, then for a period of two (2) years after employment with Employer, the Employee agrees not to solicit or assist any person in so soliciting, any depositors, customers or employees of the Company, City National Bank, or its affiliates, or directly or indirectly induce or attempt to persuade any current or former employees of the Company or its affiliates to terminate their employment with the Company or its affiliates.

4. At-Will Status. Employee acknowledges, agrees and understands that he/she is an "at will" employee serving at the will and pleasure of the Employer. Employee understands, agrees and represents that this Change of Control Agreement and the terms herein in no way alters, amends or modifies the at-will status of the employee. Employee understands the full meaning of this paragraph.

5. The Employee agrees and understands that this entire Agreement is being given to Employee in consideration of the no-compete and non-solicitation provisions herein and that at anytime the Employee violates the no-compete, non-solicitation or any other provision of this Agreement, then Employer has the right to seek proper relief, including stopping any termination compensation payments (if applicable), seek recoupment of amounts already paid (if applicable), obtain an injunction and avail itself to any other proper relief or remedy including money damages, if applicable.

6. Miscellaneous.

a.This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia without regard to conflicts of law principles thereof.

b.This Agreement constitutes the entire Agreement between Employee and Employer, with respect to the subject matter hereof, and supersedes all prior agreements with respect thereto.

c.Arbitration. All parties agree that any dispute related to this Agreement, shall be arbitrated in accordance with the Rules of the American Arbitration Association with each party to bear their own costs and attorneys' fees. Such arbitration shall occur in Charleston, West Virginia before a panel of three (3) arbitrators with the selection of the arbitrators being made as follows: Employer selects one, Employee selects one and the two (2) arbitrators select a third arbitrator.

d.This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument.

e.The Employee acknowledges that he/she has read this Agreement and has been given an opportunity to have counsel of his/her choice review this Agreement.

f. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered in person or by reliable overnight courier service or deposited in the mails, postage prepaid, return receipt requested, addressed as follows:

To Employer:
City Holding Company
25 Gatewater Road
Cross Lanes, West Virginia 25313
(304) 769-1100
Attention: Corporate Secretary

To Employee:
Michael T. Quinlan Jr.
209 Parkview Dr.
St. Albans, WV 25177

g. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay by Employer or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

7. Timely Notice. In order to receive termination compensation and the health insurance benefit set forth in numbered paragraph 1, the Employee agrees to notify City Holding Company in writing within 45 days of the "Good Reason" event that entitles the

Employee to termination compensation. Failure to provide such written notice shall be deemed a full waiver of all termination compensation. It is specifically understood and agreed that this 45-day notice is a material condition precedent to the Employer's obligation to pay these benefits. Employee fully understands the need for timely notice and agrees that termination compensation and health insurance will not be paid if notice is not given within 45 days of the "Good Reason" event.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

DATE: April 1, 2005 CITY HOLDING COMPANY

/s/Craig Stilwell By: /s/ Charles R Hageboeck
Witness Name: Charles R Hageboeck
Title: President and CEO

EMPLOYEE

/s/Craig Stilwell By: /s/ Michael T. Quinlan Jr.
Witness Name: Michael T. Quinlan Jr.

MEMORANDUM

TO: Tim Quinlan and Kevin Carr

FROM: John W. Alderman, III /s/John W. Alderman, III

DATE: April 7, 2005

RE: City’s Position on Solicitation of Depositors or Customers More than 18 Months After Separation of Employment

As we discussed, section 3 of your Change In Control Agreement entitled "Non-Competition/Non-Solicitation" contains, among other things, an 18-month Non-Competition provision, together with a 24-month Non-Solicitation provision applying to the solicitation of “any depositors, customers . . . of City National Bank or its affiliates . . .”. As a result, you have requested the company's position as to whether the Non-Solicitation provision, as it applies to "any depositors, customers .. .", would prohibit you from engaging in general retail marketing campaigns at another institution after expiration of your 18-month Non-Competition provision and after expiration of the first 18 months of your 24-month Non-Solicitation provision.

It is City's position that the 18-month Non-Competition and 24-month Non-Solicitation provision would preclude you from soliciting "any depositors or customers" in the geographical areas set forth in section 3 of your Agreement. However, after the expiration of your Non-Competition provision and after the expiration of the first 18 months of the Non-Solicitation provision, City would not object to your participation in a general overall marketing campaign through television, radio, direct mail or other print advertising, so long as it was done more than 18 months after your separation of employment and so long as no specific City customers were targeted.

Please be advised that this is not a legal opinion but simply the company's response to your specific question which is also being provided to your counsel as shown above.